UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2009, Lear Corporation (the “Company”) issued a press release announcing that it has entered into an amendment and waiver with the lenders under its primary credit facility. The amendment and waiver provides, through May 15, 2009, for: (1) a waiver of the existing defaults under its primary credit facility and (2) an amendment of the financial covenants and certain other provisions contained in its primary credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The amendment and waiver is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Second Amendment and Waiver, dated as of March 17, 2009, to the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, as amended, among the Company, certain subsidiaries of the Company, the several lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as general administrative agent.

99.1	Press Release, dated March 17, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: March 17, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Second Amendment and Waiver, dated as of March 17, 2009, to the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, as amended, among the Company, certain subsidiaries of the Company, the several lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as general administrative agent.

99.1	Press Release, dated March 17, 2009.